EXHIBIT 99.1

TRANSITION AGREEMENT

This Transition Agreement (the "Agreement") is made and entered into as of this 25th day of October, 2010, by and between Perficient, Inc., a Delaware corporation ("Perficient"), and John T. McDonald (herein referred to as "Executive").

W I T N E S S E T H:

WHEREAS:

(1)	Executive is employed by Perficient as Chairman of Perficient and is also a Director of Perficient;

(2)	Executive and Perficient are parties to a certain Employment Agreement dated March 3, 2009 and effective as of January 1, 2009 (the “Employment Agreement”); and

(3)
Executive has provided loyal service to Perficient over the past ten years. and Executive and Perficient wish to provide for the terms and conditions under which Executive’s employment will terminate amicably prior to the expiration of the current term of the Employment Agreement, and have agreed to do so on the terms and conditions set forth below, which supersede in their entirety any prior agreements or understandings between them regarding either Executive’s employment by Perficient, the termination of such employment or other matters that are the subject of this Agreement.

NOW THEREFORE, in consideration of the premises, and the promises, covenants and agreements contained in this Agreement, the parties agree as follows:

1.           Resignations And Separation From Employment.  (a) Executive hereby voluntarily resigns as an officer, director and employee of Perficient and any of its subsidiaries or affiliates effective October 25, 2010 (“Effective Date”). Perficient accepts those resignations. Executive’s employment with Perficient, and service as a director and as Chairman, accordingly shall, with no further action on the part of either party, immediately terminate as of the Effective Date. This will constitute and be deemed a voluntarily termination of employment by Executive without Good Reason under and within the meaning of the Employment Agreement. Executive agrees that this resignation will not be considered or constitute a resignation for Good Reason under and within the meaning of the Employment Agreement.

(b)  After the Effective Date, Executive shall not be an employee, officer or director of Perficient or any of its subsidiaries or affiliates and shall have no further right to compensation, payments or benefits except to the extent specified in Section 2 and 3. And, after the Effective Date, Perficient shall have no further obligations, and Executive shall have no further rights, under the Employment Agreement as herein amended, except to the extent specified in this Agreement. Executive will instruct his stock broker(s) that he is no longer an officer of Perficient and that no further Form 4’s or Form 144’s shall be filed in connection with any future sale of Perficient stock by Executive.

(c)  According to Perficient’s records, as of the Effective Date, Executive had vested in options to purchase

512,362 shares in the aggregate at the prices and on the terms set forth in the applicable award agreements.

2.           Consulting Services; Compensation; Duties.

(a)  Executive shall be engaged as an independent consultant, and not as an employee, during the time period commencing the day immediately following the Effective Date and ending the close of business January 1, 2011 (the “Consulting Period”), unless earlier terminated in the event of Executive’s voluntary resignation, death, or disability. Perficient will not terminate Executive’s consultant status during the Consulting Period except for non performance or cause. Executive hereby accepts this engagement and agrees to provide such services and advice during the Consulting Period as and when reasonably requested, but not to exceed 10 hours per week.

(b)  As an independent consultant, Executive shall be available on reasonable notice to consult with Perficient directors, employees and/or agents on matters relevant to Perficient’s business and/or operations, and shall provide such advice, assistance and services of an executive nature from time to time reasonably requested by Perficient.

(c)  For the time during the Consulting Period when Executive is engaged as a consultant, commencing the day immediately following the Effective Date, Executive shall be paid a consulting fee, calculated at the annual rate of $150,000 per annum, in accordance with Perficient’s normal payroll practices, less applicable withholding for taxes. Executive shall not receive, nor be eligible for or entitled to, any bonus for the year 2010 or otherwise. All such rights to a bonus are waived and cancelled.

(d)  To the extent not prohibited by applicable law or the terms of the applicable plan, or to the extent it would not affect the qualified status of a plan, Executive shall continue to be eligible for and participate in any and all benefit plans in which Executive currently is participating until and ending December 31, 2010 except as otherwise provided for herein. However, Executive shall not hereafter incur or be entitled to reimbursement for any business expenses incurred after October 4, 2010 that have not been approved in advance by Perficient, Executive will not accrue vacation after the Effective Date, and Executive will not be entitled to receive any accrued and unused vacation or other paid time off upon termination of employment (and Executive will be deemed to have already utilized all accrued and unused vacation as of the Effective Date). Executive will  be entitled to use of the office space, offices, and secretarial / administrative support that Executive currently is receiving through and ending December 31, 2010 at Perficient’s expense.

(e)  As long as Executive continues as a consultant during the Consulting Period, vesting shall continue with respect to (and Executive shall continue to be considered eligible for vesting under) any stock option or restricted stock award agreements to which Executive is a party through and ending January 1, 2011 in accordance with the terms of the applicable grant/award agreements. Executive shall not be entitled to vest in any other restricted or incentive shares after January 1, 2011. All Executive’s unvested restricted shares and stock options as of January 1, 2011  are cancelled as of that date, except to the extent specified in Section 3 below. According to the terms of Executive’s restricted stock and stock option award agreements, Executive was scheduled to vest in 140,000 shares of restricted stock, incentive options to purchase 15,847 shares and non qualified options to purchase 41,296 shares at the prices and on the terms set forth in the applicable award agreements if after the Effective Date he continues as a consultant through January 1, 2011 as provided for herein.

(f)  After the date of this Agreement, Executive shall have no right or authority to represent, act as an agent for, or bind Perficient. After the Effective Date, Executive may pursue the business opportunities he presented to Perficient’s Board with regard to Silverback Acquisition Corp. (“Silverback”) as and to the extent permitted under the Employment Agreement, as amended/clarified by this Agreement. During the Consulting Period, Executive shall not sell any shares of Perficient stock, and Executive shall refrain from contacting other executives and staff of Perficient other than his administrative assistant except in response to an email or contact. Upon termination of the Consulting Period, or otherwise before then on request of Perficient, Executive shall return all documents and other property of Perficient.

3.           Benefits Upon Separation.

(a)  Executive’s termination of employment with Perficient is voluntary and without Good Reason and the provisions of Section 9 (c) of the Employment Agreement shall be applicable. For the avoidance of doubt, the parties acknowledge and agree that the provisions of Sections 9 (a), 9 (b) and 10 have no application to the separation contemplated by this Agreement or otherwise, and are hereby deemed cancelled as of the date immediately prior to the Effective Date and shall have no application with respect to the separation from employment contemplated by this Agreement.

(b) Upon termination of Executive’s employment with Perficient on the Effective Date, Executive will be entitled to the following:

(1)  Perficient will pay Executive all Base Salary (calculated at the annual rate of $150,000) that has been earned, accrued and not yet paid through the Effective Date.

(2)  Provided Executive has continued to work as a consultant through and ending January 1, 2011 in accordance with the terms of this Agreement, in addition to any other awards then vested, 70,000 shares of restricted stock, 7,924 shares of incentive stock options, and 20,647 shares of non-qualified stock options previously granted to Executive, scheduled to vest in 2011 and which otherwise would have been cancelled as of January 1, 2011, shall vest at the prices and on the terms set forth in the applicable award agreements. All vested shares and options will be exercisable in accordance with the terms of the applicable award agreements, and the parties agree and acknowledge that Executive will have three (3) months from January 1, 2011 to exercise any vested options.

(3)  Subject to the respective terms and conditions of the benefit plans and programs in which Executive participated during his employment with Perficient, Executive will be entitled to payments and benefits which will have accrued and become vested thereunder at or prior to the Effective Date, and which have not been forfeited prior to or at the  Effective Date.  Executive will be provided with information about those payments and benefits, and such payments and benefits will be paid or become available to Executive in accordance with the respective terms and conditions of each such plan or program, on or after the Effective Date.

(4)  Executive will be entitled to continue his health and dental insurance after the Effective Date in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA").  For purposes of COBRA, Executive's employment termination date shall be the day immediately following the Effective Date.  Perficient may change payroll dates, schedules or amounts, insurance carriers or benefit plans or otherwise modify its payroll or benefit plans for its active executives, and those changes will be applied to Executive as well, where applicable, with respect to the health and dental benefits described above.

(c)  Except as described in this Agreement, as of December 31, 2010, all benefits being provided to Executive shall cease and Executive will cease to be eligible to participate under, or be covered by, any health, vision, dental, life, disability or other insurance or self-insured welfare benefit, and any bonus, incentive compensation, commission, life insurance, disability, retirement, 401K, profit sharing, or other compensation or benefit plan and will have no rights under any of those plans unless  the terms of the plan provide coverage following termination of employment or Executive exercises any conversion privileges, at his own cost, as may be provided in those plans. Executive shall no longer be entitled to office space, offices, or secretarial / administrative support after December 31, 2010. The lease for the space currently being utilized by Executive in Austin, Texas may be terminated by Perficient as of that date.

4.           Release and Discharge of Claims To Date.  (a) Executive, on his own behalf and on behalf of his heirs, beneficiaries, executors, administrators, and assigns, hereby releases, waives and gives up any and all claims, lawsuits, demands, actions and causes of action, in whatever form, whether legal or equitable, known or unknown, foreseen or unforeseen, which Executive or any of them may have against any of the Perficient Parties (defined below), in any way arising out of, based upon, or relating to any aspect of Executive’s employment with Perficient (including the termination of his employment or the Employment Agreement), any promise, agreement, employment custom, practice, policy, conduct, or decision of any of the Perficient Parties to date, or any facts or events occurring prior to this date. This is a general release of all claims by Executive with respect to such matter, which includes, but is not limited to a release and waiver of:

(1)  any claims or rights that could be asserted under
(i)	the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621 et seq.;
(ii)
any Missouri, Texas or other applicable state law prohibiting or otherwise relating to employment discrimination, including, but not limited to, any statutory or common law giving rise to a cause of action for retaliation for filing a worker’s compensation claim or otherwise engaging in protected conduct;

(iii)         the common laws of the State of Missouri or the State of Texas;
(iv)	Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq.;
(v)           the Civil Rights Act of 1871, 42 U.S.C. § 1981;
(vi)         the Civil Rights Act of 1991;
(vii)	the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA);
(viii)	the Executive Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq.;
(ix)         the Americans with Disabilities Act, 42 U.S.C. § 12101;
(x)	the Vietnam Era Veteran’s Readjustment Assistance Act, 38 U.S.C. § 4212;
(xi)	the Sarbanes-Oxley Act of 2002;
(xii)	any other federal, state or local law, constitution, regulation, statute, order, ordinance, decision or common law claim concerning employment, wages,

discrimination in employment, retaliation or termination of employment, including unfair labor practices; and
(xiii)	any and all claims for breach of contract, retaliation, defamation, slander, misrepresentation, fraud or other tortious conduct;

(2) any and all claims for compensation, back pay, front pay, additional pension credits, vacation or sick pay, breach of contract, or fringe benefits;

(3) any and all claims for personal injury, emotional distress, libel, slander, defamation, and other physical, economic or emotional injury; and

(4) any and all claims for punitive damages, penalties, costs and attorneys' fees, including, without limitation, any claim for attorneys' fees which may arise or accrue by reason of this Agreement.

(b) Executive specifically does not release, waive, give up or discharge any claims, lawsuits, demands, actions or other causes of action that result from the failure or breach of Perficient in the performance of its obligations under this Agreement or any rights or claims to vested benefits under any benefit plan based on service through and ending the Effective Date, including without limitation any vested stock options or restricted stock.

(c) Executive represents and warrants that during the period of his employment with Perficient, and without regard to his activities associated with the Silverback business opportunity that were disclosed to Perficient’s counsel or the Board in writing, he has not engaged in any criminal conduct, or any conduct that constitutes fraud, embezzlement, breach of fiduciary duty, unlawful harassment or retaliation, breach of any confidentiality obligation, or a knowing violation of applicable law. Based on this representation and warranty, Perficient hereby releases, waives and gives up any and all claims, lawsuits, demands, actions and causes of action, in whatever form, whether legal or equitable, known or unknown, foreseen or unforeseen, which Perficient may have against Executive in any way arising out of, based upon, or relating to any aspect of Executive’s employment with Perficient, any promise, agreement, employment custom, practice, policy, conduct, or decision of Executive to date, or any facts or events occurring prior to this date, other than claims arising out of or based upon any criminal conduct, any conduct that constitutes fraud, embezzlement, breach of fiduciary duty, unlawful harassment or retaliation, breach of any confidentiality obligation, or a knowing violation of applicable law (which claims are not herein released). It is understood and agreed that for purposes of this Section 4(c), the activities by Executive in connection with the Silverback business opportunity that were disclosed to Perficient’s counsel or the Board in writing are not considered to be a breach of fiduciary duty.

(d) Executive covenants and warrants that he is the sole owner of the claims hereby being released and that he has not assigned, in whole or in part, any of such claims to any other person or entity.

(e)  For purposes of this Agreement, the term "Perficient Parties" shall mean (i) Perficient, Inc. and any of its present or former parent or direct or indirect subsidiary corporations, affiliates, predecessors, successors or assigns, (ii) the respective present and former agents, officers, directors, partners, shareholders, employees and attorneys of each such person or entity described in paragraph 4(d)(i) above, and (iii) the respective insurers, underwriters, heirs, successors and assigns of each such person or entity identified in paragraph 4(d)(i) or (ii).

5.           Agreement Not To Sue.  Executive covenants and warrants to the fullest extent permitted by law that he will not sue or cause any action, charge, complaint, or proceeding of any sort to be brought or join in or permit any action, charge, complaint, proceeding or lawsuit by any third party against Perficient based in whole or in part upon any claims which are being released in this Agreement.  Executive further agrees that in the event any person or entity should bring such an action, charge, complaint, proceeding or lawsuit on Executive’s behalf, Executive hereby waives and forfeits any right to recover under said claim and will exercise every good faith effort to have such claim dismissed to the extent not prohibited by law.  It is also understood that the provisions of this paragraph do not prohibit, prevent or chill Executive from filing any charge of discrimination with the Equal Employment Opportunity Commission or any other federal or state agency. Perficient covenants and warrants to the fullest extent permitted by law that Perficient will not sue or cause any action, charge, complaint, or proceeding of any sort to be brought based in whole or in part upon any claims which are being released in this Agreement.

6.           Revocation Rights.  Because this Agreement contains a release of claims under the Age Discrimination in Employment Act ("ADEA"), Executive shall have twenty-one (21) days from the date he receives it to consider the release and is hereby advised, and has been advised, in writing to consult an attorney before signing it.  Executive may accept the offer contained in this Agreement at any time within that twenty-one (21) day period by signing it and delivering it to Perficient. If Executive does not accept this offer prior to the end of the twenty-one (21) day period, it shall be automatically revoked and considered rejected.  If Executive does accept the offer, he shall have seven (7) days after delivery to Perficient of the signed Agreement to revoke his acceptance.  Perficient shall have no obligations under this Agreement to make the payments and provide the benefits as set forth herein unless and until Executive signs and delivers this Agreement and the seven (7) day revocation period expires without Executive revoking his acceptance.  In order to revoke his acceptance, the revocation must be made orally or in writing to Perficient by the end of the seventh (7th) day after the date that Executive delivered this signed Agreement to Perficient.  Executive's signature on this Agreement will acknowledge that he has consulted an attorney before signing it and was advised to do so by Perficient in writing at the time the Agreement was presented for signature by Perficient.  All acceptances, revocations, and other notices, documents and things to be delivered to Perficient under this Agreement shall be delivered to Perficient at 520 Maryville Center Drive, Suite 400, Chesterfield, Missouri 63141, Attention: Jeffrey Davis.

7.           No Admission of Fault or Liability.  This settlement and all payments, as well as all terms and provisions of this Agreement, are made for the purpose of settlement and compromise only and are made without any admission or issue by any of the Perficient Parties, or by Executive, as to fault, liability or wrongdoing, all of which are expressly denied. Executive agrees that neither this Agreement nor the performance hereunder constitutes or should be construed as an admission by Perficient or any of the Perficient Parties of any fault, liability, wrongdoing, or violation of any Perficient policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied. Likewise, Perficient agrees that neither this Agreement nor performance hereunder constitutes or should be construed as an admission by Executive of any fault, liability, wrongdoing, or violation of any Perficient policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied by Executive.

8.           Future Cooperation.  Executive will consult and cooperate with Perficient and its legal counsel, and furnish any and all complete and truthful information, testimony or affidavits, regarding or in connection with any matter that arose during Executive’s employment with Perficient, or in connection with any litigation, governmental proceeding, investigation, arbitration or claim that in any way relates to the business or operations of Perficient or any of its subsidiaries or affiliates, or of which Executive may have any knowledge or involvement.  Executive will consult with and provide information to Perficient or any of its subsidiaries or affiliates, and their legal counsel concerning all such matters and will appear as and when requested to provide any such information, assistance or testimony on reasonable notice.  The parties will make their best efforts to have such consultation performed at reasonable times and places and in a manner as not to unreasonably interfere with any other employment in which Executive may be otherwise then engaged.  If Perficient requires Executive to travel outside the Austin, Texas metropolitan area to provide testimony or to otherwise assist Perficient, then Perficient will reimburse Executive for any reasonable, ordinary and necessary travel and lodging expenses incurred by Executive to do so, provided that Executive submit all documentation required under Perficient’s normal and customary reimbursement policies and practices and as otherwise may be required to satisfy any requirements under applicable tax laws for Perficient to deduct such expenses.  Nothing in this Agreement shall be construed or interpreted as requiring Executive to provide any testimony or sworn statement or declaration that is not complete and truthful or shall prevent Executive from giving truthful testimony or information to law enforcement authorities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law related to fraud or to any rule or regulation of the Securities and Exchange Commission.

9.           Reaffirmation of Restrictive Covenants in Employment Agreement.  (a) Executive reaffirms his obligations under, and agrees to comply with the terms of, Section 11 of the Employment Agreement (and the provisions of the attached Confidential And Proprietary Information Agreement) as if it was fully set forth in this Agreement, notwithstanding the circumstances of Executive’s termination of employment with Perficient, and agrees that those terms shall be and remain fully enforceable including after the Effective Date. The parties agree to clarify and apply the provisions of Section 11 and the attached Confidential And Proprietary Information Agreement as set out in subparagraph 9 (b).

(b) The Employment Agreement (and in particular Section 11 thereof), among other things precludes Executive from engaging in any business that is in direct competition with any of the principal businesses currently engaged in by Perficient (including the provision of a customized / bundled IT software and services solution) during Executive’s employment with Perficient and the five-year period immediately following the termination of that employment. Perficient will not treat Executive's ownership of an interest in, or provision of services to, a software company (directly or through Silverback) as a violation of the Employment Agreement or the Confidential And Proprietary Information Agreement (nor seek to enforce the Employment Agreement or the Confidential And Proprietary Information Agreement with respect to such activity), as long as (1) the software company (and Silverback) does not directly or in conjunction with others market the services of information technology professionals to others (excluding services directly relating to installation, integration, customizations to enable the customer to get full functionality, and support, of the software company's software products as part of the licensing/sale of such software products), (2) the software company (and Silverback) only provides information technology services directly related to the servicing / development and support of the software company's own software products, (3) Perficient has the opportunity to be an authorized reseller and IT consulting partner for the software company's products on a most favored nations basis, and (4) Executive does not use or disclose any Confidential Information of Perficient (as defined in the attached Confidential And Proprietary Information

Agreement), and complies with the confidentiality, invention and employee / customer non-solicitation provisions in the Employment Agreement.

(c)  To the extent that any covenant or provision in Section 11 of the Employment Agreement shall be determined in any court proceeding to be too restrictive in any respect, by reason of geographic scope or length of time, then notwithstanding the provisions of Section 11 of the Employment Agreement, the parties agree that the same shall not be rendered invalid but that instead the court may reduce such restrictions to such lesser scope and/or time period as will grant Perficient the maximum restrictions permissible under applicable law in such circumstances.

10.         Non-Disparagement.  (a) Executive will conduct himself in a professional and positive manner in all his dealings and communications concerning Perficient and its directors and officers, and will not directly or indirectly disparage, criticize, or make or publish (in writing, verbally, on an electronic website, internet site, social media site, web log, message board, or otherwise) any critical or derogatory statement about or concerning Perficient, its services, or any of its present or former officers, directors or employees or customers or suppliers or concerning his employment or separation from employment with Perficient.  In addition, Executive will not directly or indirectly make any statement, comment, announcement or press release concerning the terms or provisions of this Agreement and Executive will cooperate and assist Perficient with respect to any statement, press release or announcement which Perficient may make concerning Executive’s employment or Executive’s separation from employment with Perficient.  Nothing in this Section 10 shall prevent Executive from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law or assisting in an investigation or proceeding brought by any governmental or regulatory body.

(b)  Perficient will instruct its directors, officers and upper management to conduct themselves in a professional and positive manner in all of their dealings, communications and contacts concerning Executive, his employment, and his separation from employment, and not denigrate, disparage, or make any derogatory or negative statements about Executive to others outside Perficient, or instruct anyone else to do so.  Nothing in this paragraph shall prevent Perficient representatives from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, assisting in an investigation or proceeding brought by any governmental or regulatory body, or in order to comply with any obligations under federal, state or local laws (including without limitation, any federal securities laws).

11.         Entire Agreement, Amendment.  This Agreement, including any exhibits hereto (and the provisions of the Employment Agreement and Confidential And Proprietary Information Agreement referenced herein and therein as clarified herein), constitutes the entire agreement between the parties concerning the subject matter and supersedes all prior oral or written communications or agreements between the parties concerning such subject matter, except to the extent that any obligations, restrictions, prohibitions or other provisions contained in any benefit plan or program in which Executive was a participant during his employment with Perficient, and the terms of any equity incentive plan and restricted stock, incentive stock option and/or non qualified stock option award agreement applicable to Executive, shall survive the termination of Executive’s employment with Perficient and remain in effect in accordance with such plan or program. It is made, entered into and accepted in St. Louis, Missouri. Neither this Agreement nor any of its terms may be changed, waived or added to except in a writing signed by both parties.

12.         Voluntary Agreement; Full Knowledge.  Executive acknowledges that he has carefully read this Agreement, understands all its terms, and has signed it voluntarily with full knowledge of its significance after adequate opportunity for consideration and consultation with his attorney, family and advisors and after having had a reasonable and adequate period of time and opportunity, and at least 21 days, to consider this Agreement and consult with his attorneys concerning this Agreement before signing. Executive represents that no payments or considerations have been promised to him for executing and delivering this Agreement other than the payments, agreements, and benefits described herein, which payments, agreements and benefits constitute adequate and sufficient consideration for the claims herein released and his other agreements outlined in this Agreement, that this Agreement was not presented to him in connection with any exit incentive or other termination program offered to a group or class of Executives, and no attorney or counsel of Executive is entitled to any fees from the Perficient Parties as a result of this Agreement.

13.         Standstill. In recognition of Executive’s unique position with Perficient and access to confidential information regarding Perficient, Executive agrees that from the date of this Agreement through January 1, 2013, Executive will not (i) acquire, offer to acquire, or agree to acquire, directly or indirectly by purchase or otherwise, in excess of five percent (5%) of the voting securities or direct or indirect right to acquire in excess of five (5%) of the voting securities of Perficient; (ii) make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of Perficient; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Perficient or any of its securities or assets; (iv) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing actions; or (v) request that Perficient, directly or indirectly, amend or waive any provisions of this Section.

IN WITNESS WHEREOF, the parties have executed this Transition Agreement as of the day and year first written above.

Date:                  10/25/10                          /s/ John T. McDonald
                        John T. McDonald

PERFICIENT, INC.

Date:                  10/25/10                          By:        /s/ Jeffrey Davis
    Its:        Chief Executive Officer and President